UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Amendments to Executive Employment Agreement
     Superior Energy Services, Inc. (the “Company”) entered into an amendment dated December 29, 2008, to the Amended and Restated Employment Agreement with Terence E. Hall, its Chairman and Chief Executive Officer.
      Mr. Hall’s employment agreement was amended to replace the provision providing for the automatic extension of the employment term for an additional year on July 15 of each year (to a three-year term) to simply provide that at all times he will have a three year employment term. In addition, the Company and Mr. Hall will each have the option during December of each year, commencing in 2010, to discontinue this arrangement and fix Mr. Hall’s employment term at three years.
     The employment agreement was further amended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
     A copy of the amendment is included as Exhibit 10.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the amendment is qualified in its entirety by the full text of such Exhibit.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Amendment No. 2 to Amended and Restated Employment Agreement dated as of December 29, 2008, between the Company and Terence E. Hall.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: January 2, 2009

EXHIBIT INDEX
10.1	Amendment No. 2 to Amended and Restated Employment Agreement dated as of December 29, 2008, between the Company and Terence E. Hall.